Exhibit 10-C

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made effective April 25, 2019 (the "Effective Date") by and between BIG-SHOE PROPERTIES, LLC, an Indiana limited liability company ("Landlord"), and SHOE CARNIVAL, INC., an Indiana corporation ("Tenant"):

RECITALS:

WHEREAS, Landlord and Tenant are current parties to that certain Lease dated February 8, 2006 and as amended by that certain First Amendment to Lease dated June 16, 2015 (collectively the "Lease"), relating to the Premises, consisting of approximately 409,350 rentable square feet of area, and located at the street address commonly known as 15001 N. Highway 57, Evansville, IN 47725, all as are more particularly described in the Lease;

WHEREAS, the current Te1m expires November 30, 2021;

WHEREAS, Landlord and Tenant desire to amend the Lease as provided for herein; and

WHEREAS, all capitalized terms, if not defined in this Second Amendment, shall have the same meaning as defined in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Term.  The current Term is hereby extended for a period of fifteen (15) years and four (4) months. The Term hereby expires March 31, 2034.

2. Renewal Term.  Notwithstanding anything to the contrary contained in the Lease, Tenant hereby has the sole right and option to extend the Term for eight (8) additional terms of five (5) Lease Years each, upon the same te1ms and conditions as herein set forth, except as otherwise provided herein. Should Tenant elect to exercise its Renewal Term, Tenant shall do so by written notice to Landlord on or before one hundred eighty (180) days prior to the expiration of then current Term. In the event Tenant exercises its Renewal Term, the Renewal Term shall commence at the expiration of then current Term. In the event Tenant does not exercise a Renewal Term as herein granted, then all unexercised Renewal Terms shall become null and void within ten (10) days after written notice thereof from Landlord, unless Tenant shall exercise such Renewal Term prior to the expiration of the ten (10) day notice period.

In the event Tenant provides written notice to Landlord of Tenant's intent to exercise a Renewal Term, Landlord shall confirm in writing, within thirty (30) days after receipt thereof, that the HVAC systems and roof serving the Premises are in good condition or that

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Second Amendment to Lease

Landlord will cause the HVAC systems and roof to be in good condition on or before the commencement date of such Renewal Term.

3. Rent. Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay Rent to Landlord, payable in equal monthly installments each in advance of the fifth day of each month, pursuant to the following:

Lease Term	Per Square Foot
04101/19 - 03/31/24	$3.99
04/01/24 - 03/31/29	$4.29
04/01/29 - 03/31/34	$4.13
Renewal Term	Per Square Foot
04/01/34 - 03/31/39	$4.25
04101/39 - 03/31/44	$4.25
04/01/44 - 03/31/49	$4.50
04101/49 - 03/31/54	$4.50
04/01/54 - 03/31/59	$4.75
04/01/59 - 03/31/64	$4.75
04/01/64 - 03/31/69	$5.00
04/01/69 - 03/31/74	$5.00

4. First Amendment Deletions. Section 3 ("Rent") and Section 4 ("Payment of Unamortized Expansion Area Costs") of the First Amendment to Lease dated June 16, 2015 are hereby deleted in its entirety.

5. Tenant's Sole Right and Option for Expansion Area Improvement. Notwithstanding anything to the contrary contained in the Lease, any time during the Term, subject to governmental laws, ordinances, codes, rules; and regulations, and Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed, Tenant shall have the sole right and option to expand the Premises up to a maximum of an additional two hundred thousand square feet (200,000 sq. ft.), which includes improvements not calculated in the 200,000 sq. ft., such as expansion of the parking field or additional improvements Tenant may deem necessary to support its operation at the Premises (the "Expansion Area Improvement"). The Expansion Area Improvement shall remain upon the Premises at the end of the Te1m, and will be the property of Landlord.

In the event Tenant exercises its sole right and option to move forward with the Expansion Area Improvement, and Tenant desires to have Landlord pay for the Expansion Area Improvement, then Landlord and Tenant shall immediately enter into an Amendment to Lease memorializing the updated Rent structure and to ensure at least ten (10) years of then current Term remain.

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Second Amendment to Lease

6. Confirmation of Notice Address. As of the Effective Date, Landlord's and Tenant's Notification Addresses are as follows:

If to Landlord: BIG-SHOE PROPERTIES, LLC

c/o Woodward Commercial Realty, Inc.

4763 Rosebud Lane

Suite B Newburgh, IN 47630

If to Tenant: SHOE CARNIVAL, INC.

7500 East Columbia Street

Evansville, Indiana 47715

ATTN: SVP of Real Estate

7. Tenant's Representations and Warranties. Tenant hereby represents and warrants to Landlord to the best of Tenant's actual knowledge that (a) no Landlord Event of Default under the Lease exists as of the date hereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a Landlord Event of Default, and (b) Tenant has no defenses as to the observance and performance by Tenant of any provision of the Lease and asse1is no offsets, claims, or counterclaims against Landlord.

8. Landlord's Representations and Warranties. Landlord hereby represents and warrants to Tenant to the best of Landlord's actual knowledge that (a) no Tenant Event of Default under the Lease exists as of the date hereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a Tenant Event of Default, and (b) Landlord has no defenses as to the observance and performance by Landlord of any provision of the Lease and asse1is no offsets, claims, or counterclaims against Tenant.

9. Ratification of Lease. This Second Amendment shall be deemed to form a part of and shall be construed in connection with and as part of the Lease. Except as hereinbefore expressly amended, all of the other te1ms, covenants and conditions contained in the Lease shall continue to remain unchanged and in full force and effect and are hereby ratified and confirmed. In the event of a conflict between the te1ms of the Lease and the te1ms of this Second Amendment, the te1m of this Second Amendment shall be controlling.

10. Jointly Drafted. Landlord and Tenant have participated jointly in the negotiation and drafting of this Second Amendment. In the event an ambiguity or question of intent or interpretation arises, this Second Amendment will be construed as if drafted jointly by the Landlord and Tenant and no presumption or burden of proof will arise favoring or disfavoring either by virtue of the authorship of any of the provisions of this Second Amendment.

11. Headings. The section headings of this Second Amendment are for convenient reference only and shall not be used in interpreting this Second Amendment.

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12. Counterparts. This Second Amendment of Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Furthermore, any counterpart that is signed and returned by facsimile or electronic transmission shall be deemed properly signed and delivered. Each party intends to be bound by such party's facsimile or electronic transmission of signature on this Second Amendment, is aware that the other parties are relying on such party's facsimile or electronic transmission signature.

13. Representation on Authority. Each person signing this Second Amendment represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Second Amendment. Each party represents and warrants to the other that the execution and delivery of the Second Amendment and the performance of such party's obligations hereunder have been duly authorized and that the Second Amendment is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

14. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15. No Broker. Landlord and Tenant represent to the other that it has not engaged a broker in connection with this Second Amendment, and agrees to defend, indemnify, and hold the other party harmless from any claim made by a broker through the indemnifying party.

16. OFAC Representation. As to compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws, Tenant and Landlord represent to each other that it is not, nor its principals, officers, partners, and/or members: (i) are not currently identified on the list maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control ("OFAC"), generally known as the "OF AC List" (formerly known as the Specially Designated Nationals and Blocked Persons List); (ii) are not currently identified on the lists maintained by the U.S. Department of Commerce (the "DOC List") and/or the U.S. Bureau of Industry and Security (the "BIS List"); (iii) does not act for or on behalf of any person or persons listed on the OF AC List, the DOC List, the BIS List, and/or any other known list of denied persons, excluded persons, and excluded entities maintained by the federal agencies of the United States; and (iv) is not a person or persons, or nor acts for or on behalf of any person or persons, with whom a citizen or business of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States of America.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the Effective Date.

SCVL Distribution Center- 15001 N. Highway 57 Second Amendment to Lease

LANDLORD:

BIG-SHOE PROPERTIES, LLC, an Indiana limited liability company

By: /s/Evan L. Beck

Title: Member Manager

Date: 4/25/19

TENANT:

SHOE CARNIVAL, INC., an Indiana corporation

By: /s/W. Kerry Jackson

Title: SEVP, COO, CFO, & Treasurer

Date: 4/25/19

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Second Amendment to Lease